Exhibit 10.1

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Confidential	Execution Version

LICENSE AGREEMENT

BY AND BETWEEN

YALE UNIVERSITY

AND

NEXTCURE, INC.

TABLE OF CONTENTS

1.	BACKGROUND	1
2.	DEFINITIONS	1
3.	LICENSE GRANT AND TERM	11
4.	DUE DILIGENCE	14
5.	LICENSE MAINTENANCE ROYALTY; MILESTONE PAYMENTS	16
6.	EARNED ROYALTIES; MINIMUM ROYALTY PAYMENTS	18
7.	SUBLICENSES	20
8.	CONFIDENTIALITY AND PUBLICITY	22
9.	REPORTS, RECORDS AND INSPECTIONS	23
10.	PATENT PROTECTION	25
11.	INFRINGEMENT AND LITIGATION	26
12.	USE OF YALE’S NAME	28
13.	TERMINATION	28
14.	INDEMNIFICATION; INSURANCE; DISCLAIMER OF WARRANTIES	30
15.	NOTICES	34
16.	INVENTOR AGREEMENTS	34
17.	LAWS, FORUM; DISPUTE RESOLUTION	35
18.	MISCELLANEOUS	36

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

LICENSE AGREEMENT

This License Agreement (the “AGREEMENT”) by and between Yale University, a nonprofit corporation organized and existing under and by virtue of a charter granted by the general assembly of the Colony and State of Connecticut (“YALE”), and NextCure, Inc., a corporation organized and existing under the laws of the State of Delaware (“LICENSEE”), is effective as of December 29, 2015 (“EFFECTIVE DATE”). YALE and LICENSEE are each referred to herein, individually, as a “party” and, collectively, as the “parties.”

1.  BACKGROUND

1.1.                            In the course of research conducted under YALE auspices, Dr. Lieping Chen (“CHEN”) in the Department of Immunobiology at YALE, has produced inventions concerning “GENOME-SCALE T CELL ACTIVITY ARRAY AND METHODS OF USE THEREOF” [***] and “SIGLEC 15, A NOVEL TARGET FOR IMMUNO-ONCOLOGY” [***] (collectively, the “INVENTIONS”).

1.2.                            CHEN has assigned or is obligated to assign to YALE all of CHEN’s right, title and interest in and to the INVENTIONS and any resulting patents.

1.3.                            YALE wishes to have the INVENTIONS and any resulting patents commercialized to benefit the public good.

1.4.                            To induce YALE to enter into this AGREEMENT, LICENSEE has agreed that it shall act diligently to develop and commercialize the LICENSED PRODUCTS (as defined below) for public use throughout the TERRITORY (as defined below) under this AGREEMENT, subject to the terms and conditions of this AGREEMENT.

1.5.                            YALE is willing to grant a license to LICENSEE, subject to the terms and conditions of this AGREEMENT.

1.6.                            In consideration of these statements and mutual promises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, YALE and LICENSEE agree to the terms of this AGREEMENT.

2.  DEFINITIONS

The following terms used in this AGREEMENT shall be defined as set forth below:

2.1.                            “ACCOUNTING STANDARDS” shall mean, with respect to LICENSEE, US GAAP (United States Generally Accepted Accounting Principles), as generally and consistently applied by LICENSEE, or such other internationally recognized accounting principles (e.g., IFRS, US GAAP, etc.) as may be applied by LICENSEE and notified to YALE.

2.2.                            “AFFILIATE” shall mean, with respect to a party, any entity or person that directly or indirectly controls, is controlled by or is under common control with such party. For purposes of this definition, “control” means possession of the power to direct the

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

management of such entity or person, whether through ownership of more than fifty percent (50%) of voting securities, by contract or otherwise.

2.3.                            “ASSIGNEE” is defined in Article 5.4.

2.4.                            “CHANGE OF CONTROL” shall mean, with respect to LICENSEE, the acquisition by an unaffiliated third party, or group of unaffiliated third parties, directly or indirectly, in a single transaction or series of related transactions, of beneficial ownership of more than fifty percent (50%) of the total voting power of the voting stock of LICENSEE, but, for the avoidance of doubt, not including any bona fide debt or equity financing of LICENSEE, including a SUCCESSFUL FINANCING or any equity financing involving a private placement of preferred stock. As used herein, “unaffiliated” means a person or entity who is not, prior to the transaction or transactions in question, directly or indirectly a beneficial owner of securities of LICENSEE.

2.5.                            “CHEN” is defined in Article 1.1.

2.6.                            “CHEN LAB” shall mean the laboratory of CHEN at YALE, which for purposes of this AGREEMENT shall include discovery, research and development activities at YALE conducted or supervised, directly or indirectly, by CHEN, or in which CHEN participates. For clarity, the “CHEN LAB” includes (a) YALE faculty and employees while conducting such activities and (b) VISITING SCIENTISTS to the extent of their activities at YALE.

2.7.                            “CLAIMS” is defined in Article 14.1

2.8.                            “COMMERCIAL ENTITY” shall mean any for-profit entity or organization, or its agents or employees, including any for-profit entity or consortium engaged, directly or indirectly, in the discovery, research, development, or manufacturing of pharmaceutical or biological products or therapies for purposes of commercialization, in each case, other than LICENSEE and its AFFILIATES.

2.9.                            “COMMERCIAL PURPOSES” shall mean the sale, lease, license, or other transfer to or by a COMMERCIAL ENTITY. “COMMERCIAL PURPOSES” shall also include uses by any organization, including any NONPROFIT ORGANIZATION, to perform contract research, to produce or manufacture VALID CLAIM PRODUCTS for general sale, or to conduct research activities that result in any sale, lease, license, or transfer of VALID CLAIM PRODUCTS to or by a COMMERCIAL ENTITY other than LICENSEE.  However, industrially sponsored academic research shall not be considered a use for COMMERCIAL PURPOSES per se, unless any of the above conditions of this definition are met.

2.10.                     “COMMERCIALLY REASONABLE EFFORTS” shall mean with respect to LICENSEE and a LICENSED PRODUCT, efforts that are consistent with those utilized by companies of similar size, means and type in the development of products and therapies similar to the LICENSED PRODUCT (i.e., with similar product characteristics

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

and at a similar stage of research, development or commercialization), taking into account efficacy, safety, proprietary position of the product or therapy, including patent and regulatory exclusivity, regulatory structure involved including anticipated or approved labeling and anticipated or approved post-approval requirements, present and future market and commercial potential including competitive market conditions and probability of the profitability of the product or therapy in light of pricing and reimbursement issues, and all other relevant factors including technical, legal, scientific and/or medical factors and the unique nature of LICENSED PRODUCTS.

2.11.                     “CONFIDENTIAL INFORMATION” shall mean all information disclosed by one party to the other during the negotiation of or under this AGREEMENT in any manner, whether orally, visually or in tangible form, that relates to LICENSED PATENTS, LICENSED INFORMATION or the AGREEMENT itself, unless such information is subject to an exception described in Article 8.2; provided, however, that CONFIDENTIAL INFORMATION that is disclosed in tangible form shall be marked “Confidential” at the time of disclosure and CONFIDENTIAL INFORMATION that is disclosed orally or visually shall be identified as confidential at the time of disclosure and subsequently reduced to writing, marked “Confidential” and delivered to the other party within thirty (30) days of such disclosure. CONFIDENTIAL INFORMATION shall include, without limitation, materials, know-how and data, technical or non-technical, trade secrets, inventions, methods and processes, whether or not patentable.

2.12.                     “EARNED ROYALTY” is defined in Article 6.1.

2.13.                     “EFFECTIVE DATE” is defined in the introductory paragraph of this AGREEMENT.

2.14.                     “EXECUTIVE OFFICERS” shall mean (a) the chief executive officer of LICENSEE and (b) the Managing Director of the Office of Cooperative Research of YALE, or their respective designees with requisite decision-making authority with respect to matters under this AGREEMENT.

2.15.                     “EXCLUDED TARGETS” has the meaning set forth on Appendix C.

2.16.                     “FEDERAL PATENT POLICY” is defined in Article 3.2.

2.17.                     “FDA” means the U.S. Food and Drug Administration, or any successor thereto.

2.18.                     “FIELD” shall mean all preventative, therapeutic and diagnostic uses, except for any use involving or directed at an EXCLUDED TARGET.

For clarity, LICENSEE’s field of use for the LICENSE and its rights with respect to LICENSED INFORMATION shall not be limited except with respect to the EXCLUDED TARGETS.

2.19.                     “FIRST SALE” shall mean with respect to a LICENSED PRODUCT and a country or region, the first commercial sale to a third party of such LICENSED PRODUCT in such country or region, or in any country or region, as applicable.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

2.20.                     “FORCE MAJEURE” is defined in Article 18.10.

2.21.                     “IND” shall mean an investigational new drug application filed with the FDA prior to beginning clinical trials in humans in the United States or any comparable application filed with regulatory authorities in or for a country or group of countries other than the United States.

2.22.                     “INITIAL TARGETS” shall mean [***].

2.23.                     “INITIATION” is defined in Article 5.2.

2.24.                     “INVENTION” is defined in Article 1.1.

2.25.                     “INVENTOR AGREEMENT” shall mean a consulting or other agreement directly between LICENSEE and CHEN pursuant to which CHEN provides consultation, advice, or other services to LICENSEE or its AFFILIATES.

2.26.                     “INSOLVENT” shall mean that LICENSEE (i) has ceased to pay its debts in the ordinary course of business, (ii) has current assets that are insufficient to pay its current obligations, (iii) is insolvent as defined by the United States Federal Bankruptcy Law, as amended from time to time, or (iv) has commenced bankruptcy, reorganization, receivership or insolvency proceedings, or any other proceeding under any federal, state or other law for the relief of debtors.

2.27.                     “LICENSE” refers to the license granted under Article 3.1.

2.28.                     “LICENSED INFORMATION” shall mean all inventions, biological materials and reagents, patent applications, patents, concepts, processes, information, data, know-how and the like, in any form, whether or not patentable, that are useful for the discovery, development, manufacture, use, or sale of one or more LICENSED PRODUCTS, or for the practice of the LICENSED METHODS and are:

(a)                                 owned or co-owned by YALE as of the EFFECTIVE DATE or during the TERM; and

(b)                                 discovered or developed in or on behalf of (including, without limitation, by outsourced third parties and consultants) the CHEN LAB while CHEN is MEANINGFULLY INVOLVED with both YALE and LICENSEE;

in each case, to the extent disclosable and licensable (including on a non-exclusive basis as contemplated by this AGREEMENT) by YALE to LICENSEE without causing (i) YALE to be in contractual breach of an agreement between YALE and a third party either existing as of the EFFECTIVE DATE or entered into on or after the EFFECTIVE DATE without violating or being inconsistent with any of the requirements of this AGREEMENT or (ii) liability of YALE to a third party.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

For the avoidance of doubt, LICENSED INFORMATION does not include any patents or patent applications included within the LICENSED PATENTS.

2.29.                     “LICENSE MAINTENANCE ROYALTY” or “LMR” is defined in Article 5.1.

2.30.                     “LICENSED METHOD” shall mean any method, procedure, service or process the practice of which is claimed by a VALID CLAIM of a LICENSED PATENT, or which uses or is useful for the discovery, development, manufacture, use, or sale of a LICENSED PRODUCT.

2.31.                     “LICENSED PATENTS” shall mean the United States or foreign patent application(s) and patents(s) (a) listed in Appendix A and (b) any patents or patent applications claiming priority to such patent application(s) and patent(s), in each case, owned or co-owned by YALE during the TERM, including any continuations, divisionals, and continuations-in-part, if the claims of any such patent or patent application are directed to subject matter described in the patents or patent applications described in Appendix A or under clause (b) above; any reissues, re-examinations, or extensions thereof, or substitutes therefor; and the relevant international equivalents of any of the foregoing. Appendix A sets forth the inventor(s), filing date(s), jurisdiction(s) and owner(s), as applicable, of each LICENSED PATENT. Appendix A is incorporated into this AGREEMENT and will be updated or amended by YALE or its patent counsel as necessary, including at the reasonable request of LICENSEE, during the TERM.

2.32.                     “LICENSED PRODUCT” shall mean VALID CLAIM PRODUCTS and MEANINGFULLY INVOLVED PRODUCTS, defined as follows:

(a)                                 “VALID CLAIM PRODUCT” shall mean any product (including any apparatus or kit) or component part thereof, if the manufacture, use, sale, import, export or practice thereof is claimed by a VALID CLAIM of a LICENSED PATENT.

(b)                                 “MEANINGFULLY INVOLVED PRODUCT” shall mean any product (including any apparatus or kit) or component part thereof, other than a VALID CLAIM PRODUCT, that in whole or in part:

(i)                                     uses the LICENSED INFORMATION for its discovery, development, manufacture, use, or sale; or

(ii)                                  is discovered or developed by LICENSEE or its AFFILIATES (including if such product or component is developed indirectly through SUBLICENSEES or other third parties, or in-licensed from a third party) while CHEN is MEANINGFULLY INVOLVED with both (A) LICENSEE and (B) YALE. For the avoidance of doubt, activities funded by LICENSEE under the SRA shall constitute research and development by LICENSEE for this purpose.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Notwithstanding the foregoing, if any product or component is in-licensed by LICENSEE or its AFFILIATES from a third party and developed by LICENSEE or its AFFILIATES without the use of LICENSED INFORMATION (including any materials provided by YALE to LICENSEE or its AFFILIATES), such product or component shall not be deemed to be a MEANINGFULLY INVOLVED PRODUCT hereunder; provided, that (A) if CHEN or the CHEN LAB generate any data or materials used in the research or development by LICENSEE or its AFFILIATES of any such in-licensed product or component, then such product or component shall be deemed to be a MEANINGFULLY INVOLVED PRODUCT hereunder, and (B) any combination of any such in-licensed product or component with a separate VALID CLAIM PRODUCT or MEANINGFULLY INVOLVED PRODUCT shall be a VALID CLAIM PRODUCT or a MEANINGFULLY INVOLVED PRODUCT, as applicable.

2.33.                     “LICENSEE” is defined in the introductory paragraph of this AGREEMENT.

2.34.                     “LIQUIDATION EVENT” shall mean:

(a)                                 any consolidation, merger, combination, reorganization or other transaction in which LICENSEE is not the surviving entity, irrespective of whether LICENSEE is maintained as an AFFILIATE or subsidiary of the new controlling entity, or dissolved and absorbed into the new controlling entity (except for any transaction or series of related transactions not involving a CHANGE OF CONTROL, including transactions with AFFILIATES and transactions to change the type or jurisdiction of organization of LICENSEE);

(b)                                 any CHANGE OF CONTROL transaction or series of related transactions in which the shares of stock or other equity interests of LICENSEE constituting in excess of fifty percent (50%) of the voting power of LICENSEE immediately prior to such transaction or series of related transactions are exchanged for or converted into other stock or securities, cash, and/or any other property;

(c)                                  a sale or other disposition to an unaffiliated third party of all or substantially all of the assets of the LICENSEE and its AFFILIATES; or

(d)                                 an “initial public offering” as that term is defined in the Securities Exchange Act of 1934, as amended, of LICENSEE’s capital stock.

2.35.                     “[***] MILESTONE” is defined in Article 5.5.

2.36.                     “MAJOR MARKET COUNTRY” shall mean the United States, Canada, Japan, Italy, Spain, France, Germany and the United Kingdom.

2.37.                     “MEANINGFULLY INVOLVED” shall mean:

(a)                                 With respect to LICENSEE as of a particular time, CHEN [***].

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(b)                                 With respect to YALE as of a particular time, CHEN is [***].

2.38.                     “MINIMUM ROYALTY PAYMENTS” or “MRP” is defined in Article 6.5.

2.39.                     “NDA or BLA” shall mean either a Biologics License Application or New Drug Application filed with the FDA to obtain marketing approval for a LICENSED PRODUCT in the United States, or any comparable application filed with regulatory authorities in or for a country or group of countries other than the United States.

2.40.                     “NET SALES” shall mean, with respect to a LICENSED PRODUCT, [***].

2.41.                     “NONPROFIT ORGANIZATION” shall mean a university or other institution of higher education or an organization of the type described in section 501(c)(3) of the Internal Revenue Code of 1954 (26 U.S.C. 501(c)) and exempt from taxation under section 501(a) of the Internal Revenue Code (26 U.S.C. 501(a)) or any nonprofit scientific or educational organization qualified under a state nonprofit organization statute. As used herein, the term “NONPROFIT ORGANIZATION” also includes government agencies, but shall not include any COMMERCIAL ENTITY.

2.42.                     “PATENT CHALLENGE” shall mean any legal (including administrative) action that challenges or opposes the validity, patentability, enforceability, or term of any of the LICENSED PATENTS.

2.43.                     “PHASE I CLINICAL TRIAL” shall mean a human clinical trial constituting the initial introduction of an investigational new drug into humans, as defined in 21 C.F.R. §312.21(a) and as practiced according to the standards of the pharmaceutical industry.

2.44.                     “PHASE II CLINICAL TRIAL” shall mean a human clinical trial conducted to evaluate the effectiveness of a drug for a particular indication in patients with a disease and to determine the common short-term side effects and risks associated with the drug as defined in 21 C.F.R. §312.21(b) and as practiced according to the standards of the pharmaceutical industry.

2.45.                     “PHASE III CLINICAL TRIAL” shall mean expanded controlled and uncontrolled human clinical trials performed after PHASE II CLINICAL TRIAL(S) evidence suggesting effectiveness of an investigational new drug, as defined by 21 C.F.R. §312.21(c), and as practiced according to the standards of the pharmaceutical industry for a Phase III clinical trial and prior to the filing of an NDA or BLA, or comparable request for marketing approval in territories outside of the United States.

2.46.                     “PIVOTAL TRIAL” shall mean a controlled human clinical trial to evaluate the safety and efficacy of a LICENSED PRODUCT in which data are sufficient to form the basis for the filing of an NDA or BLA. A PIVOTAL TRIAL may not necessarily be a PHASE III CLINICAL TRIAL.

2.47.                     “PLAN” is defined in Article 4.1.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

2.48.                     “QUALIFIED SUBLICENSEES” shall mean any third party whose products or services primarily use pharmaceutical or biotechnology methods for their production, design or delivery, and whose [***].

2.49.                     “SPONSORED RESEARCH AGREEMENT” or “SRA” means the Sponsored Research Agreement entered into by the parties as of the EFFECTIVE DATE, as such agreement may be amended from time to time.

2.50.                     “SUBLICENSEE” shall mean any third party sublicensed by LICENSEE under this AGREEMENT to use or practice any LICENSED METHOD or LICENSED INFORMATION or to make, have made, use, sell, have sold, import or export any LICENSED PRODUCT.

2.51.                     “SUBLICENSE INCOME” shall mean consideration in any form received by LICENSEE or an AFFILIATE in connection with a grant to any third party or third parties of a sublicense, cross-license, or other license, privilege or immunity to use the LICENSED PATENTS or LICENSED INFORMATION to make, have made, use, sell, have sold, distribute, practice, import or export LICENSED PRODUCTS, but excluding consideration included in the calculation of EARNED ROYALTIES and consideration received for past or future research and development activities relating to LICENSED PRODUCTS. SUBLICENSE INCOME shall include, without limitation, any (i) license signing fee, option acquisition fee or other payment to obtain an option, (ii) license maintenance fee, (iii) unearned portion of any minimum royalty payment received by LICENSEE, (iv) the fair market value of any equity received in excess of any purchase price paid therefor, (v) distribution fee, joint marketing fee, or research and development funding in excess of LICENSEE’s cost of performing or funding such research and development or services, and (vi) any consideration received for an equity interest in, extension of credit by, or other investment in, LICENSEE to the extent such consideration exceeds the fair market value of the equity or other interest. SUBLICENSE INCOME shall also include any sale or extension of credit to LICENSEE for less than fair market value. In the event an extension of credit or loan to LICENSEE by a third party is forgiven in whole or in part by the third party, and such amount is not otherwise attributable to an exclusion from SUBLICENSE INCOME, such amount shall constitute SUBLICENSE INCOME.

For the avoidance of doubt, “research and development” for purposes of this definition includes actual documented costs (whether past or future) incurred by LICENSEE or an AFFILIATE for: (a) patent filing and maintenance of the LICENSED PATENTS, (b) manufacturing activities (including pre-clinical and clinical manufacturing and testing) for the LICENSED PRODUCTS, and (c) regulatory activities and clinical trials for LICENSED PRODUCTS, and only consideration received by LICENSEE or an AFFILIATE therefor in excess of their costs for such activities shall be considered SUBLICENSE INCOME hereunder.

In the event LICENSEE receives consideration in connection with the grant of a license, sublicense, cross-license, or other license, privilege or immunity to use the LICENSED

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

PATENTS or LICENSED INFORMATION and any other intellectual property rights of LICENSEE (including intellectual property rights owned by LICENSEE or licensed to LICENSEE from a third party), whether granted in the same agreement as such other LICENSEE intellectual property rights or in separate agreements, only the portion of such consideration reasonably allocable to the LICENSED PATENTS and LICENSED INFORMATION shall be considered SUBLICENSE INCOME.

Any dispute between the parties related to the calculation or payment of SUBLICENSE INCOME, including the valuation of any equity or other consideration and the portion of any consideration reasonably allocable to the LICENSED PATENTS and LICENSED INFORMATION, shall be subject to resolution in accordance with the dispute resolution procedure set forth in Article 17.2.

2.52.                     “SUCCESSFUL FINANCING” shall mean the cumulative financing of LICENSEE equal to at least $[***], exclusive of any grants awarded to LICENSEE.

2.53.                     “SUPPORT PERIOD” shall mean the period commencing on the EFFECTIVE DATE and concluding [***] following the expiration or termination of the SRA.

2.54.                     “TERM” is defined in Article 3.6.

2.55.                     “TERRITORY” shall mean worldwide.

2.56.                     “VALID CLAIM” shall mean a claim pending for not more than eight (8) years from the EFFECTIVE DATE, or an issued and unexpired claim of a LICENSED PATENT, so long as such claim shall not have been irrevocably abandoned or declared to be invalid in a non-appealable decision of a court or other authority of competent jurisdiction through no fault or cause of LICENSEE or an AFFILIATE or SUBLICENSEE, and, further provided, that should such a claim subsequently issue after eight (8) years from the EFFECTIVE DATE, it shall once again become a VALID CLAIM.

2.57.                     “VISITING SCIENTIST” means any VISITING SCIENTIST under and pursuant to a VISITING SCIENTIST AGREEMENT.

2.58.                     “VISITING SCIENTIST AGREEMENT” means a Visiting Scientist Agreement with respect to a VISITING SCIENTIST (as defined therein) entered into by the parties in substantially the form mutually agreed between the parties as of the EFFECTIVE DATE, and any subsequent Visiting Scientist Agreement between the parties in substantially the form thereof covering any other VISITING SCIENTISTS, as such agreements may be amended from time to time.

2.59.                     “YALE” is defined in the introductory paragraph of this AGREEMENT.

2.60.                     “YALE INDEMNITEES” is defined in Article 14.1

2.61.                     “YALE POLICIES” is defined in Article 16.1.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

3.  LICENSE GRANT AND TERM

3.1.                            Subject to all the terms and conditions of this AGREEMENT, and in connection with the execution and delivery by the parties of the SRA, YALE hereby grants to LICENSEE (a) an exclusive license, subject to the reservation of rights by YALE under Article 3.3, under the LICENSED PATENTS to research, develop, make, have made, use, sell, have sold, import, export, or practice LICENSED PRODUCTS within the FIELD in the TERRITORY (the “LICENSE”); and (b) a non-exclusive license to the LICENSED INFORMATION to research, develop, make, have made, use, sell, have sold, import, export, or practice LICENSED PRODUCTS within the FIELD in the TERRITORY.

3.2.                            To the extent that any invention included within the LICENSED PATENTS has been funded in whole or in part by the United States government, the United States government retains certain rights in such invention as set forth in 35 U.S.C. §200-212 and all regulations promulgated thereunder, as amended, and any successor statutes and regulations (the “FEDERAL PATENT POLICY”). As a condition of the license granted hereby, LICENSEE acknowledges and shall comply with all aspects of the FEDERAL PATENT POLICY applicable to the LICENSED PATENTS, including the obligation that LICENSED PRODUCTS used or sold in the United States be manufactured substantially in the United States. Nothing contained in this AGREEMENT obligates or shall obligate YALE to take any action that would conflict in any respect with its past, current or future obligations to the United States Government under the FEDERAL PATENT POLICY with respect to the LICENSED PATENTS.

3.3.                            Reservation of Rights.

(a)                                 Subject to Article 3.4, the LICENSE is expressly made subject to YALE’s reservation of the right, on behalf of itself and all other NONPROFIT ORGANIZATIONS, to make, use and practice the LICENSED PATENTS and LICENSED PRODUCTS for research, clinical or teaching purposes that do not constitute COMMERCIAL PURPOSES. For clarity, it is agreed and acknowledged that research, development, manufacturing or other activities in the CHEN LAB sponsored or funded by, or conducted in collaboration with or under the direction of, any COMMERCIAL ENTITY for COMMERCIAL PURPOSES, constitute COMMERCIAL PURPOSES.

(b)                                 For clarity, except as expressly provided herein or in the SRA, the rights granted by YALE under Article 3.1 with respect to LICENSED INFORMATION are nonexclusive, and expressly made subject to YALE’s reservation of the right to use and practice the LICENSED INFORMATION for any purpose.

3.4.                            Notwithstanding anything else contained herein to the contrary, without the prior written consent of LICENSEE:

(a)                                 During the SUPPORT PERIOD:

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(i)                                     The CHEN LAB shall not, directly or indirectly, engage in, or enter into any agreement or arrangement for, any research, development, manufacturing or other activities in which the LICENSED PATENTS or LICENSED PRODUCTS are used (A) for COMMERCIAL PURPOSES or (B) with a COMMERCIAL ENTITY.

For clarity, YALE shall be permitted to engage in any such activities (subject to the exclusivity of the LICENSE granted by YALE hereunder); provided, that they do not involve CHEN or the CHEN LAB.

(ii)                                  YALE shall not (A) enter into any agreement or arrangement with any COMMERCIAL ENTITY granting rights to use or practice, the LICENSED PATENTS or LICENSED PRODUCTS in the FIELD or (B) use or authorize the use of LICENSED PATENTS or LICENSED PRODUCTS in the FIELD for any COMMERCIAL PURPOSE.

For clarity, under (i) and (ii) above, except for LICENSEE or its AFFILIATES, or as permitted by LICENSEE under this AGREEMENT or the SRA.

(b)                                 During the SUPPORT PERIOD, YALE shall not authorize another NONPROFIT ORGANIZATION to make, use or practice the LICENSED PATENTS or VALID CLAIM PRODUCTS (to the extent such NONPROFIT ORGANIZATION seeks YALE’s authorization), without first entering into an inter-institutional or other agreement with such other NONPROFIT ORGANIZATION with respect to the ownership of inventions, discoveries or improvements arising out of such other NONPROFIT ORGANIZATION’s use or practice of the LICENSED PATENTS or VALID CLAIM PRODUCTS in form and substance reasonably acceptable to LICENSEE (such acceptance not to be unreasonably withheld, conditioned or delayed).

(c)                                  During the TERM and following the expiration of the SUPPORT PERIOD, to the extent that YALE authorizes another NONPROFIT ORGANIZATION to make, use or practice the LICENSED PATENTS or VALID CLAIM PRODUCTS for research, clinical or teaching purposes as permitted under Article 3.3 (to the extent another NONPROFIT ORGANIZATION seeks YALE’s authorization), YALE shall enter into an inter-institutional or other agreement with such other NONPROFIT ORGANIZATION that provides LICENSEE with an exclusive option to obtain an exclusive license to the other NONPROFIT ORGANIZATION’s rights in any invention, discovery or improvement arising out of such NONPROFIT ORGANIZATION’s use or practice of the LICENSED PATENTS or VALID CLAIM PRODUCTS.

3.5.                            During the SUPPORT PERIOD, for each patent or patent application included within the LICENSED INFORMATION, LICENSEE will have the option, for a period of [***] from the date of disclosure thereof to LICENSEE (which period, for the avoidance of

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

doubt, may extend beyond the expiration of the SUPPORT PERIOD, provided such disclosure to LICENSEE occurs within the SUPPORT PERIOD), to add such patent or patent application to the LICENSE as a LICENSED PATENT hereunder, and obtain a royalty-bearing, exclusive, worldwide license to YALE’s rights in such patent or patent application, including the right to sublicense, to make, have made, use, lease, sell, import and export LICENSED PRODUCTS, under the terms and conditions of this AGREEMENT; provided, that LICENSEE shall reimburse YALE for its documented expenses incurred for filing, prosecuting, and maintaining such patent or patent application within [***] of invoice by YALE, and provided, further, that the LICENSE with respect to any such patents or patent applications shall be subject to any obligations of YALE to third parties existing as of the disclosure of such patent or patent application to LICENSEE. YALE shall promptly notify LICENSEE of any such obligations, and, during the [***] period contemplated by this Article 3.5, provide LICENSEE with such information regarding any such obligations as LICENSEE may reasonably request. In the event that LICENSEE exercises such option, the relevant patent(s) or patent application(s) shall be added to Appendix A and shall be LICENSED PATENTS for all purposes hereunder effective as of the date of LICENSEE’s election. If relevant, Appendix A shall also set forth in sufficient detail any limitations to the FIELD as applicable to such patent(s) or patent application(s) necessitated by any obligations of YALE to third parties existing as of the disclosure of such patent or patent application to LICENSEE.

3.6.                            Unless terminated earlier as provided in Article 13, the term of this AGREEMENT (the “TERM”) shall commence on the EFFECTIVE DATE and shall automatically expire on the later of, on a country-by-country basis: (a) the date on which the last of the VALID CLAIMS of the LICENSED PATENTS in such country expires, lapses or is declared to be invalid by a non-appealable decision of a court or other authority of competent jurisdiction through no fault or cause of LICENSEE, or (b) ten (10) years after the FIRST SALE of a LICENSED PRODUCT in such country. Following expiration of this AGREEMENT on a country-by-country basis, the LICENSE and LICENSEE’s rights with respect to LICENSED INFORMATION shall automatically become a fully paid up and royalty free non-exclusive license.

3.7.                            Except as expressly provided in this AGREEMENT, nothing in this AGREEMENT shall be construed to grant by implication, estoppel or otherwise any licenses under patents of YALE other than the LICENSED PATENTS. Except as expressly provided in this AGREEMENT, under no circumstances will LICENSEE, as a result of this AGREEMENT, obtain any interest in or any other right to any technology, know-how, patents, patent applications, materials or other intellectual or proprietary property of YALE.

4.  DUE DILIGENCE

4.1.                            LICENSEE shall prepare and deliver to YALE a research and development plan for LICENSED PRODUCTS within [***] of the EFFECTIVE DATE, which shall include the scope of work under the SRA and reflect the results of such work under the SRA and

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

the information known to LICENSEE regarding LICENSED PRODUCTS at such time (the “PLAN”). Without limiting LICENSEE’s obligations to use COMMERCIALLY REASONABLE EFFORTS under this AGREEMENT, LICENSEE shall have the right to amend the PLAN in its sole discretion; provided, that LICENSEE shall provide YALE with a copy of any amended PLAN within [***].

4.2.                            LICENSEE shall use COMMERCIALLY REASONABLE EFFORTS within [***] after the EFFECTIVE DATE to begin to implement the PLAN at its sole expense, and, thereafter, to the extent LICENSED PRODUCT candidates are identified and validated, continue the research and development of at least one (1) LICENSED PRODUCT, and, thereafter, to the extent any such LICENSED PRODUCT candidate receives marketing approval on a country-by-country basis, commercialize such LICENSED PRODUCT.

4.3.                            [***] after the EFFECTIVE DATE, and [***], LICENSEE shall provide YALE with an updated copy of the PLAN, with such amendments as are reasonably necessary, which shall indicate LICENSEE’s progress to date in development and commercialization of LICENSED PRODUCTS and a forecast and estimated schedule of major events required to market the LICENSED PRODUCTS. Such updated PLAN shall identify LICENSEE’s products that are expected to be LICENSED PRODUCTS, and which LICENSED PATENTS (if any) claim each such LICENSED PRODUCT, and what LICENSED INFORMATION (if any) has been utilized in the development and/or commercialization of such LICENSED PRODUCT.

(a)                           In the event LICENSEE assigns this AGREEMENT to any third party pursuant to Article 18.7, LICENSEE’s assignee shall provide YALE with an updated copy of the PLAN, with such amendments as are reasonably necessary, within thirty (30) days following the assignment by LICENSEE.

(b)                           Without limiting LICENSEE’s or such assignee’s obligations to use COMMERCIALLY REASONABLE EFFORTS under this AGREEMENT, YALE shall review and may, by notice in writing to such assignee, approve or disapprove of such updated PLAN in good faith (such approval not to be unreasonably withheld, conditioned or delayed). In the event YALE disapproves of any such updated PLAN, (i) YALE’s notice shall describe the basis for such disapproval in reasonable detail and propose such reasonable amendments to the PLAN that would make the PLAN acceptable to YALE, (ii) such assignee shall consider YALE’s comments in good faith, (iii) YALE and such assignee shall negotiate in good faith and promptly agree on a mutually acceptable PLAN, and (iv) pending such mutual agreement, the PLAN in place immediately prior to such assignment shall remain in effect with such assignee as LICENSEE thereunder mutatis mutandis. For the avoidance of doubt, a disapproval by YALE of an updated PLAN under this Article 4.3(b) shall not affect the validity of an assignment made in accordance with this AGREEMENT.

(c)                            Each updated PLAN shall be substituted into this AGREEMENT as Appendix B.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

4.4.                            LICENSEE shall immediately send YALE a notice of abandonment if at any time LICENSEE abandons or suspends (a) prior to the receipt of marketing approval, its research and development, or (b) following the receipt of marketing approval, the marketing of the LICENSED PRODUCTS, in either case, for a period exceeding ninety (90) days. Any such abandonment or suspension, other than for a bona fide health or safety concern, in the event of a FORCE MAJEURE (subject to the terms of Article 18.10), to mitigate damages in any legal action, or as required by applicable law, shall constitute a material breach, except to the extent any such abandonment or suspension is consistent with LICENSEE’s obligations hereunder to use COMMERCIALLY REASONABLE EFFORTS to research, develop and commercialize the LICENSED PRODUCTS, which obligations shall continue to apply to LICENSEE.

4.5.                            LICENSEE agrees that YALE shall be entitled to terminate this AGREEMENT pursuant to Article 13.1(b) in the event (i) YALE terminates the SRA for cause pursuant to Section 10(c)(i) or (ii) of the SRA; or (ii) upon the occurrence of any of the following, subject to the notice and cure periods set forth in Article 13.1(b):

(a)                                 LICENSEE has failed to:

i.                  Achieve a SUCCESSFUL FINANCING within [***] of the EFFECTIVE DATE; or

ii.               Incur documented expenditures of a minimum of $[***] annually towards the discovery, development, manufacture, or sale of LICENSED PRODUCTS (including payments under the SRA) in any given year following the EFFECTIVE DATE; or

iii.            Following the filing of an IND for a LICENSED PRODUCT, LICENSEE (together with its SUBLICENSEES or AFFILIATES) has failed to demonstrate ongoing clinical development of LICENSED PRODUCTS, which shall be evidenced by conducting at least one (1) of the following activities in any given [***] period starting from the date of the first IND filing for a LICENSED PRODUCT, either directly or indirectly through an AFFILIATE, SUBLICENSEE or third party:

1)             having manufactured or procured the manufacture of LICENSED PRODUCT suitable for clinical trials under an approved IND;

2)             having actively engaged in study preparation, implementation, results analysis or reporting of a Phase I, II, or III CLINICAL TRIAL with respect to a LICENSED PRODUCT, or the preparation of regulatory documents for filing;

3)             having responded to regulatory requests or issues relating to a Phase I, II, or III CLINICAL TRIAL of a LICENSED PRODUCT;

4)             having prepared documents for an NDA or BLA filing with respect to a LICENSED PRODUCT;

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

5)             having filed an NDA or BLA for a LICENSED PRODUCT;

6)             following NDA or BLA filing, having actively pursued NDA or BLA approval for a LICENSED PRODUCT; or

7)             following NDA or BLA approval of a LICENSED PRODUCT, having launched, prepared for launch, or sold a LICENSED PRODUCT in the United States or another MAJOR MARKET COUNTRY; or

(b)                                 LICENSEE has failed to:

1)             Provide to YALE annual written progress reports, or

2)             Implement the PLAN consistent with LICENSEE’s obligations to use COMMERCIALLY REASONABLE EFFORTS to research and develop LICENSED PRODUCTS.

Notwithstanding the foregoing, if LICENSEE has not employed COMMERCIALLY REASONABLE EFFORTS in researching and developing, and following the receipt of marketing approval commercializing, LICENSED PRODUCTS in accordance with this AGREEMENT on a country-by-country basis within the TERRITORY for any reason (other than in the event of a FORCE MAJEURE as provided in Article 18.10), then YALE may, at its sole discretion subject to the notice and cure periods set forth in Article 13.1(b), terminate the LICENSE for material uncured breach pursuant to Article 13.1(b) on a country-by-country basis. Notwithstanding the foregoing, the parties agree and acknowledge that the scope of work under the SRA shall be sufficient to satisfy LICENSEE’s obligation to use COMMERCIALLY REASONABLE EFFORTS to research and develop LICENSED PRODUCTS during the term of the SRA.

5.  LICENSE MAINTENANCE ROYALTY; MILESTONE PAYMENTS

5.1.                            During the TERM, LICENSEE agrees to pay to YALE an annual license maintenance royalty (“LICENSE MAINTENANCE ROYALTY” or “LMR”) commencing on the first (1st) anniversary of the EFFECTIVE DATE and on each anniversary thereafter until LICENSEE starts to pay MINIMUM ROYALTY PAYMENTS under Article 6.5, according to the following schedule:

Anniversaries of the EFFECTIVE DATE	LMR
[***]	[***]

5.2.                            LICENSEE shall pay the following milestone payments to YALE for each LICENSED PRODUCT developed by LICENSEE, its AFFILIATES or SUBLICENSEES upon the first occurrence of the corresponding milestone event with respect to the LICENSED PRODUCT:

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Milestone Event	Payment
Upon first dosing of the first subject (“INITIATION”) in a PHASE I CLINICAL TRIAL	$	[***]
Upon INITIATION of a PHASE II CLINICAL TRIAL	$	[***]
Upon INITIATION of a PHASE III CLINICAL TRIAL or PIVOTAL TRIAL	$	[***]
Upon FIRST SALE in the U.S.	$	[***]
Upon FIRST SALE in China, Japan, or a MAJOR MARKET COUNTRY in Europe	$	[***]

For the avoidance of doubt, each milestone payment set forth in this Article 5.2 shall be payable only once (upon first occurrence of the relevant milestone event) with respect to each LICENSED PRODUCT.

5.3.                            Neither the LMR pursuant to Article 5.1 nor the milestone payments set forth in Article 5.2 shall be credited against EARNED ROYALTIES payable under Article 6.1.

5.4.                            Participation in Future Private Equity Offerings: During the period commencing on the EFFECTIVE DATE and continuing until the earlier of (i) [***] anniversary thereof or (ii) the filing of a confidential S-1 with the U.S. Securities and Exchange Commission, if LICENSEE proposes to sell any equity securities or securities that are convertible into equity securities of LICENSEE, then YALE and/or its ASSIGNEE (as defined below) will have the right to purchase up to [***] of the securities issued in each such offering on the same terms and conditions in all material respects as are offered to the other purchasers in each such financing. For clarity, the foregoing applies to the material terms of purchase and sale, and shall not entitle YALE or its ASSIGNEES to all rights and privileges afforded other purchasers in such financing if such rights and privileges are afforded to holders of a greater number of securities of LICENSEE. For purposes hereof, the term “ASSIGNEE” means (a) any AFFILIATE of YALE to which YALE’s participation rights under this Article 5.4 have been assigned either by YALE or another AFFILIATE of YALE, (b) any AFFILIATE of YALE, or (c) any other entity proposed by YALE and approved by LICENSEE (such approval not to be unreasonably withheld, conditioned or delayed). Except with respect to the specific percentage contemplated by this Article 5.4, YALE’s participation rights shall be on the same terms and conditions in all material respects as participation rights granted to other investors in LICENSEE. YALE’s right to purchase up to [***] of such securities under this Article 5.4 shall be reduced in part or wholly by, and shall not be in addition to, any participation or preemptive right of YALE and its ASSIGNEES to purchase equity securities of

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

LICENSEE under any other agreement between or among LICENSEE and YALE or its ASSIGNEES.

5.5.                            Within ten (10) business days of [***], YALE shall receive a [***] MILESTONE in the amount of $[***] (the “[***] MILESTONE”); provided, that the [***] MILESTONE shall be reduced, in part or wholly, by [***], such that [***].

6.  EARNED ROYALTIES; MINIMUM ROYALTY PAYMENTS

6.1.                            During the TERM, as partial consideration for the LICENSE and LICENSEE’s rights with respect to LICENSED INFORMATION, LICENSEE shall pay to YALE an earned royalty on worldwide cumulative NET SALES of LICENSED PRODUCTS (“EARNED ROYALTY”) according to the following schedule:

VALID CLAIM PRODUCTS	MEANINGFULLY INVOLVED PRODUCTS
[***]	[***]

During the TERM, the EARNED ROYALTY rate payable in accordance with this Article 6 shall not be reduced below [***].

6.2.                            In the event that (i) LICENSEE or any of its AFFILIATES or SUBLICENSEES brings a PATENT CHALLENGE anywhere in the world, or (ii) LICENSEE or any of its AFFILIATES or SUBLICENSEES materially assists another party in bringing a PATENT CHALLENGE anywhere in the world (except as required under a court order or subpoena), and (iii) YALE does not choose to exercise its rights to terminate this AGREEMENT pursuant to Article 13, then the following provisions shall apply.

(a)                                 All payments due to YALE under this AGREEMENT other than patent costs shall be doubled during the pendency of the PATENT CHALLENGE and shall remain payable to YALE when due.

(b)                                 If the PATENT CHALLENGE is inconclusive or results in a determination that at least one challenged claim is both valid and infringed, all payments due to YALE under this AGREEMENT other than patent costs shall be doubled for the remainder of the TERM of the AGREEMENT.

(c)                                  LICENSEE shall promptly reimburse YALE for all documented legal fees and expenses incurred by YALE in YALE’s defense against the PATENT CHALLENGE (provided, that the foregoing shall not prevent LICENSEE from seeking any legal or equitable relief to which it is otherwise entitled in any such PATENT CHALLENGE).

(d)                                 In the event that such a PATENT CHALLENGE is successful, LICENSEE will have no right to recoup any payments made prior to the final, non-appealable

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

determination of a court of competent jurisdiction, except as may be set forth in such final, non-appealable determination of a court of competent jurisdiction. For clarity, nothing in this AGREEMENT shall prevent LICENSEE or its AFFILIATES or SUBLICENSEES from seeking recovery of any amounts paid subsequent to the filing of the action in any such action.

6.3.                            Neither LICENSEE nor any of its AFFILIATES or SUBLICENSEES shall bring a PATENT CHALLENGE without first providing YALE [***] written notice setting forth (a) in reasonable detail which claims and patents are being challenged, (b) a statement of the factual and legal basis for the challenge, and (c) an identification of material prior art and other matters known to LICENSEE believed to invalidate any claim of the LICENSED PATENT.

6.4.                            LICENSEE shall pay all EARNED ROYALTIES accruing to YALE within [***] from the end of each calendar quarter (March 31, June 30, September 30 and December 31), beginning after the first calendar quarter in which NET SALES occur. Unless YALE requests otherwise, LICENSEE shall report all EARNED ROYALTIES and other payments accruing to YALE on a quarterly basis, but shall defer payments accruing to YALE that do not, in total, exceed [***] in any given quarter until the earlier of (1) the end of the calendar year, or (2) the quarter upon which the cumulative accrued royalties and other payments exceed [***]

6.5.                            During the TERM, LICENSEE agrees to pay YALE annual minimum royalty payments (“MINIMUM ROYALTY PAYMENTS” or “MRP”), commencing on the first December 31 to occur after the date of the FIRST SALE that results in NET SALES; provided, such December 31 is at least [***] following the date of FIRST SALE, or, if not, the following December 31. The MRP shall be payable to YALE in the amounts indicated in the following schedule:

Years after FIRST SALE	MRP
[***]	[***]

6.7.                            LICENSEE shall continue to pay the MRP until the end of the TERM. Notwithstanding anything herein to the contrary, the MRP shall not be payable in any calendar year in which EARNED ROYALTIES exceed the MRP, and YALE shall fully credit each MRP actually paid against any EARNED ROYALTIES payable by LICENSEE for the same calendar year.

6.8.                            All EARNED ROYALTIES and other payments due under this AGREEMENT shall be paid to YALE in United States Dollars. In the event that conversion from foreign currency is required in calculating a payment under this AGREEMENT, the United States Dollar equivalent shall be calculated using LICENSEE’s then-current standard exchange rate methodology as applied consistently for the conversion of foreign currency sales into United States Dollars. If overdue, the royalties and any other payments due

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

under this AGREEMENT shall bear interest until payment at a rate per annum [***], and YALE shall be entitled to recover documented and reasonable attorneys’ fees related to the administration or enforcement of this AGREEMENT in respect of the collection of royalties or other payments following such failure to pay. The payment of such interest shall not foreclose YALE from exercising any other right it may have as a consequence of the failure of LICENSEE to make any payment when due.

6.9.                            To the extent requested by LICENSEE, YALE shall deliver an invoice to LICENSEE with respect to each payment due to YALE under Article 5 and Article 6 other than EARNED ROYALTIES, and such payments shall be due within [***] of LICENSEE’s receipt of the applicable invoice.

7.  SUBLICENSES

7.1.                            LICENSEE shall have the right to sublicense the rights granted to it under this AGREEMENT in the TERRITORY, including through multiple tiers, (a) to an AFFILIATE of LICENSEE or a QUALIFIED SUBLICENSEE without the prior written consent of YALE, and (b) to any other third party with the prior written consent of YALE (not to be unreasonably withheld, conditioned or delayed). For the avoidance of doubt, a QUALIFIED SUBLICENSEE may further sublicense such rights in accordance with the preceding sentence as if it were the LICENSEE.

7.2.                            Any sublicense granted by LICENSEE (or a QUALIFIED SUBLICENSEE) shall include substantially similar definitions and provisions as this AGREEMENT, and such other provisions as are reasonably necessary to enable LICENSEE to provide YALE the protections and benefits contemplated herein. Subject to redaction of any competitively sensitive information required under applicable confidentiality obligations, to the extent that such information is not required to demonstrate compliance with this AGREEMENT, LICENSEE will provide YALE with a copy of each sublicense agreement (and all amendments thereto) promptly after execution; provided, further, that in the case where YALE reasonably requests that information be un-redacted in order for YALE to determine compliance with this AGREEMENT, LICENSEE shall provide YALE such information or allow for such information to be reviewed by an independent reviewer (selected by YALE and reasonably acceptable to LICENSEE, such acceptance not to be unreasonably withheld, conditioned or delayed) on behalf of YALE, subject to a confidentiality agreement between LICENSEE and such independent reviewer. LICENSEE (and each QUALIFIED SUBLICENSEE) shall also include provisions in all sublicenses to provide that in the event that SUBLICENSEE brings a PATENT CHALLENGE anywhere in the world or materially assists another party in bringing a PATENT CHALLENGE anywhere in the world (except as required under a court order or subpoena) then LICENSEE shall immediately terminate the sublicense. LICENSEE shall remain responsible for the performance of all SUBLICENSEES under any such sublicense as if such performance were carried out by LICENSEE itself, including, without limitation, the payment of any royalties or other payments provided for hereunder, regardless of whether the terms of any sublicense provide for such amounts to

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

be paid by the SUBLICENSEE directly to YALE. A material breach of this provision shall constitute a material breach of this AGREEMENT that is subject to Article 13.1(b).

7.3.                            For clarity, LICENSEE shall pay royalties to YALE on NET SALES of SUBLICENSEES in accordance with this AGREEMENT based on the same royalty rate as apply to NET SALES by LICENSEE and its AFFILIATES, regardless of the royalty rates payable by SUBLICENSEES to LICENSEE under a sublicense agreement. In addition, LICENSEE shall pay to YALE a percentage of all SUBLICENSE INCOME not included in the calculation of EARNED ROYALTIES as follows:

Stage of development with respect to any LICENSED PRODUCT	Percentage of SUBLICENSE INCOME
[***]	[***]

7.4.                            LICENSEE agrees that it has sole responsibility to promptly:

(a)                                 provide YALE with a copy of any amendments to sublicenses granted by LICENSEE under this AGREEMENT and to notify YALE of termination of any sublicense; and

(b)                                 summarize and deliver copies of all reports provided to LICENSEE by SUBLICENSEES, subject to redaction of any competitively sensitive information required under applicable confidentiality obligations to the extent that such information is not required to demonstrate compliance with this AGREEMENT; provided, further, that in the case where YALE reasonably requests that information be un-redacted in order for YALE to determine compliance with this AGREEMENT, LICENSEE shall provide YALE such information or allow for such information to be reviewed by an independent reviewer (selected by YALE and reasonably acceptable to LICENSEE, such acceptance not to be unreasonably withheld, conditioned or delayed) on behalf of YALE, subject to a confidentiality agreement between LICENSEE and such independent reviewer.

8.  CONFIDENTIALITY AND PUBLICITY

8.1.                            Subject to the parties’ rights and obligations pursuant to this AGREEMENT, YALE and LICENSEE agree that during the TERM and for five (5) years thereafter, each of them:

(a)                                 will keep confidential and will cause their AFFILIATES and, in the case of LICENSEE, its SUBLICENSEES, to keep confidential, CONFIDENTIAL INFORMATION disclosed to it by the other party, by taking such actions the party receiving the CONFIDENTIAL INFORMATION would take to preserve the confidentiality of its own CONFIDENTIAL INFORMATION, which in no event shall be less than reasonable care; and

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(b)                                 will only disclose the other party’s CONFIDENTIAL INFORMATION to its officers, employees or agents, under requirements of confidentiality, for purposes of carrying out its rights and responsibilities under this AGREEMENT; and

(c)                                  will not use the other party’s CONFIDENTIAL INFORMATION other than as expressly permitted by this AGREEMENT or disclose the other party’s CONFIDENTIAL INFORMATION to any third parties (other than to AFFILIATES, SUBLICENSEES or other agents under requirements of confidentiality) under any circumstance without advance written permission from the other party; and

(d)                                 will, within sixty (60) days of termination of this AGREEMENT, return or destroy (with certification of such destruction) all the CONFIDENTIAL INFORMATION disclosed to it by the other party pursuant to this AGREEMENT except for one copy which may be retained by the recipient for monitoring compliance with this Article 8 and any surviving clauses.

8.2.                            The obligations of confidentiality described above shall not pertain to that part of the CONFIDENTIAL INFORMATION that:

(a)                                 is shown to have been known to or developed by the recipient prior to the disclosure by the disclosing party; or

(b)                                 is at the time of disclosure or has become thereafter publicly known through no fault or omission attributable to the recipient; or

(c)                                  is rightfully given to the recipient from sources independent of the disclosing party; or

(d)                                 is independently developed by the receiving party without use of or reference to the CONFIDENTIAL INFORMATION of the other party; or

(e)                                  is required to be disclosed by law in the opinion of recipient’s attorney, but only after the disclosing party is given prompt written notice and an opportunity to seek a protective order.

8.3.                            The financial terms of this AGREEMENT constitute CONFIDENTIAL INFORMATION of each party.

8.4.                            Notwithstanding anything to the contrary contained herein, during the term of the SRA, YALE and its employees, students and volunteers may publically disclose CONFIDENTIAL INFORMATION of either party to the extent permitted under, but subject to the terms and procedures set forth in, Article 6 of the SRA.

9.  REPORTS, RECORDS AND INSPECTIONS

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

9.1.                            LICENSEE shall, within [***] after the calendar year in which NET SALES first occur, and within [***] after each calendar quarter (March 31, June 30, September 30 and December 31) thereafter, provide YALE with a written report setting forth in reasonable detail the information required by this Article 9.1, including the NET SALES during the preceding calendar quarter and calculating the payments due to YALE pursuant to Article 6. Each such report shall be signed by an officer of LICENSEE (or the officer’s designee), and must include:

(a)                                 the number or amount, as appropriate, of LICENSED PRODUCTS sold by LICENSEE, its AFFILIATES and SUBLICENSEES;

(b)                                 a calculation of NET SALES for the applicable reporting period in each country, including the gross invoice prices charged for the LICENSED PRODUCTS and any permitted deductions made in accordance with the definition of NET SALES;

(c)                                  a calculation of total royalties or other payment(s) due, including any exchange rates used for conversion, and, as applicable, the extent to which such royalties offset the MRP;

(d)                                 names and addresses of all SUBLICENSEES and the type and amount of any SUBLICENSE INCOME received from each SUBLICENSEE; and

(e)                                  identification of any INVENTOR AGREEMENT(S) in effect during the previous calendar quarter.

9.2.                            LICENSEE, its AFFILIATES and SUBLICENSEES shall keep and maintain books and records containing an accurate accounting of all data consistent with ACCOUNTING STANDARDS and in sufficient detail to enable verification of EARNED ROYALTIES and other payments due to YALE under this AGREEMENT. LICENSEE shall preserve such books and records for at least three (3) years after the calendar year to which they pertain. Such books and records shall be open to inspection by a nationally recognized independent certified public accountant selected by YALE and reasonably acceptable to LICENSEE, at YALE’s expense, during normal business hours upon at least ten (10) business days’ prior written notice, for the purpose of verifying the accuracy of the reports delivered to YALE under Article 9.1 and payments rendered by LICENSEE. Any auditor’s report issued under this Article 9.2 shall be shared with LICENSEE. In the event LICENSEE underpaid the amounts due to YALE with respect to the audited period by more than [***], LICENSEE shall pay the reasonable cost of such examination, together with the deficiency not previously paid and interest from the due date of such payment, calculated at the rate set forth in Article 6.8, within thirty (30) days of receiving notice thereof from YALE. In the event LICENSEE overpaid the amounts due to YALE with respect to the audited period, then LICENSEE may reduce any subsequent payment to YALE by the amount of such overpayment.

9.3.                            On or before the [***] following the close of LICENSEE’s fiscal year, LICENSEE shall provide YALE with LICENSEE’s financial statements for the preceding fiscal year

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

certified by an officer of LICENSEE including, at a minimum, a balance sheet and an income statement; provided, that if LICENSEE’s audited financial statements are not delivered to LICENSEE until after such [***], LICENSEE may deliver the certified financial statements contemplated by this Article 9.3 to YALE within [***] after the delivery to LICENSEE of such audited financial statements. Such financial statements and the contents thereof shall be CONFIDENTIAL INFORMATION of LICENSEE hereunder, and may be reasonably redacted by LICENSEE to preserve the confidentiality of any competitively sensitive information contained therein, to the extent that such information is not required to demonstrate compliance with this AGREEMENT; provided, that in the case where YALE reasonably requests that information be un-redacted in order for YALE to determine compliance with this AGREEMENT, LICENSEE shall provide YALE such information or allow for such information to be reviewed by an independent reviewer (selected by YALE and reasonably acceptable to LICENSEE, such acceptance not to be unreasonably withheld, conditioned or delayed) on behalf of YALE, subject to a confidentiality agreement between LICENSEE and such independent reviewer.

10.  PATENT PROTECTION

10.1.                     LICENSEE shall be responsible for all documented past, present and future costs of filing, prosecution and maintenance of all United States patent applications and patents directly associated with the LICENSED PATENTS which have not otherwise been reimbursed, or that are not otherwise reimbursable, by another third party. Any and all such United States patent applications, and resulting issued patents, shall remain the property of YALE.

10.2.                     LICENSEE shall be responsible for all documented past, present and future costs of filing, prosecution and maintenance of all foreign patent applications and patents directly associated with the LICENSED PATENTS in the countries outside the United States in the TERRITORY selected by YALE and agreed to in writing by LICENSEE which have not otherwise been reimbursed, or that are not otherwise reimbursable, by another third party.

10.3.                     If, upon the request of YALE, LICENSEE fails to pay the expenses of filing, prosecuting or maintaining a patent application or patent in any country, then YALE may terminate this AGREEMENT to the extent permitted in accordance with Article 13.1(b).

10.4.                     With respect to the payment of costs payable by LICENSEE under Articles 10.2 and 10.3:

(a)                                 LICENSEE shall pay all such documented patent expenses incurred prior to the EFFECTIVE DATE within thirty (30) days of its receipt of an invoice therefor; provided, that such expenses shall be consistent with such patent expenses as disclosed to LICENSEE prior to the EFFECTIVE DATE.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(b)                                 LICENSEE shall pay all such documented patent expenses incurred on or following the EFFECTIVE DATE within sixty (60) days of its receipt of an invoice therefor.

10.5.                     The costs mentioned in Articles 10.2 and 10.3 shall include, but are not limited to, any past, present and future taxes, annuities, working fees, maintenance fees, renewal and extension charges.  Payment of such costs shall be made, at YALE’s sole discretion, either directly to patent counsel, or by reimbursement to YALE. In either case, LICENSEE shall make payment directly to the appropriate party within sixty (60) days of receiving its invoice. Failure of LICENSEE to pay such costs shall be grounds for termination by YALE under and to the extent permitted in accordance with Article 13.1(b).

10.6.                     Except as provided herein or in the SRA (including with respect to any patent application with respect to a JOINT INVENTION (as defined in the SRA), which shall be subject to the terms and conditions of the SRA), all patent applications under the LICENSED PATENTS shall be prepared, prosecuted, filed and maintained by independent patent counsel chosen by YALE and reasonably acceptable to LICENSEE. Said independent patent counsel shall be ultimately responsible to YALE. YALE shall instruct patent counsel to keep both YALE and LICENSEE fully informed of the progress of all patent applications and patents, and to give both YALE and LICENSEE reasonable opportunity to comment on the type and scope of useful claims and the nature of supporting disclosures. YALE will not abandon any patent application for which LICENSEE is bearing expenses without LICENSEE’s consent. Notwithstanding the foregoing, YALE shall have no obligation to file, prosecute, or maintain any of the LICENSED PATENTS if LICENSEE has failed to make any payments required under, or is otherwise in material breach of, this AGREEMENT or any other agreement with YALE. YALE shall have no liability to LICENSEE for damages, whether direct, indirect or incidental, consequential or otherwise, allegedly arising from its good faith decisions, actions and omissions in connection with such prosecution. Notwithstanding anything to the contrary contained herein, should YALE elect not to file, prosecute or maintain any patent or patent application included within the LICENSED PATENTS or LICENSED INFORMATION, LICENSEE may do so at its own cost on behalf of YALE. YALE shall reasonably cooperate with LICENSEE, at LICENSEE’s expense, in its attempt to secure patent rights to any such patent or patent application.

10.7.                     LICENSEE shall mark, and shall require its AFFILIATES and SUBLICENSEES to mark, all LICENSED PRODUCTS, that are tangible products, with the numbers of all patents included in LICENSED PATENTS that cover the LICENSED PRODUCTS. Without limiting the foregoing, all LICENSED PRODUCTS shall be marked in such a manner as to conform with the patent marking notices required by the law of any country where such LICENSED PRODUCTS are made, sold, used or shipped, including, but not limited to, the applicable patent laws of that country.

11.  INFRINGEMENT AND LITIGATION

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

11.1.                     Each party shall promptly notify the other in writing in the event that it obtains knowledge of infringing activity by third parties, or is sued or threatened with an infringement suit, in any country in the TERRITORY as a result of activities that concern the LICENSED PATENTS, and shall supply the other party with documentation of the infringing activities that it possesses.

11.2.                     During the TERM:

(a)                                 LICENSEE shall have the first right and obligation to defend the LICENSED PATENTS against infringement or interference in the FIELD and in the TERRITORY by third parties. This right and obligation includes bringing any legal action for infringement and defending any counter claim of invalidity or action of a third party for declaratory judgment for non-infringement or noninterference. If, in the reasonable opinion of both LICENSEE’s and YALE’s respective counsel, YALE is required to be a named party to any such suit for standing purposes, LICENSEE may join YALE as a party; provided, however, that (i) YALE shall not be the first named party in any such action, (ii) the pleadings and any public statements about the action shall state that the action is being pursued by LICENSEE and that LICENSEE has joined YALE as a party; and (iii) LICENSEE shall keep YALE reasonably apprised of all developments in any such action. LICENSEE may settle such suits solely in its own name and solely at its own expense and through counsel of its own selection; provided, however, that no settlement shall be entered without YALE’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. Without limiting the foregoing, YALE may withhold its consent to any settlement that would in any manner constitute or incorporate an admission by YALE or require YALE to take or refrain from taking any action. LICENSEE shall bear the expense of such legal actions. Except for providing reasonable assistance, at the request and expense of LICENSEE, YALE shall have no obligation regarding the legal actions described in Article 11.2 unless required to participate by law. However, YALE shall have the right to participate in any such action through its own counsel and at its own expense. Any recovery shall first be applied to LICENSEE’s out of pocket expenses and second shall be applied to YALE’s out of pocket expenses, including legal fees. Any excess recovery over those expenses shall be treated as if it were SUBLICENSE INCOME with the applicable percentage under Article 7.3 payable to YALE and the balance retained by LICENSEE.

(b)                                 In the event LICENSEE fails to initiate and pursue or participate in the actions described in Article 11.2(a) within sixty (60) days of (a) notification of infringement from YALE or (b) the date LICENSEE otherwise first becomes aware of an infringement, whichever is earlier, YALE shall have the right to initiate legal action such as that described in Article 11.2(a) at its own expense and YALE may use the name of LICENSEE as party plaintiff to uphold the LICENSED PATENTS. In such case, LICENSEE shall provide reasonable assistance to YALE if requested to do so. YALE may settle such actions solely

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

through its own counsel. Any recovery shall first be applied to YALE’s out of pocket expenses and second shall be applied to LICENSEE’s out of pocket expenses, including legal fees. Any excess recovery over those expenses shall be allocated as follows: [***] shall be paid to LICENSEE and [***] shall be retained by YALE.

(c)                                  In the event LICENSEE is permanently enjoined from exercising its LICENSE under this AGREEMENT pursuant to an infringement action brought by a third party, or if both LICENSEE and YALE elect not to undertake the defense or settlement of a suit alleging infringement for a period of twelve (12) months from notice of such suit, then either party shall have the right to terminate this AGREEMENT in the country where the suit was filed with respect to the licensed patent following thirty (30) days’ written notice to the other party in accordance with the terms of Article 13.

(d)                                 Notwithstanding the foregoing, neither LICENSEE nor YALE shall take any action to enforce the LICENSED PATENTS against any third party engaged in providing global access to affordable pharmaceutical products in low- or lower-middle-income countries, as designated by the Word Bank, in any such countries, where such action is intended to prevent the sale of LICENSED PRODUCTS in any such countries at prices below prices in those countries that are not low- or lower-middle income countries. However, LICENSEE and/or YALE may take such action in any such country if such action is intended to prevent the sale or manufacturing of LICENSED PRODUCTS in such countries for commercialization in countries that are not low- or lower-middle-income countries.

12.  USE OF YALE’S NAME

LICENSEE shall not use the name “Yale” or “Yale University,” nor any variation or adaptation thereof, nor any trademark, tradename or other designation owned by YALE, nor the names of any of its trustees, officers, faculty, students, employees or agents, for any purpose without the prior written consent of YALE in each instance, such consent to be granted or withheld by YALE in its sole discretion, except that LICENSEE may state that it has licensed from YALE one or more of the patents and/or patent applications comprising the LICENSED PATENTS.

13.  TERMINATION

13.1.                     YALE shall have the right to terminate this AGREEMENT upon written notice to LICENSEE in the event LICENSEE:

(a)                                 fails to make any payment whatsoever due and payable pursuant to this AGREEMENT unless LICENSEE shall make all such payments (and all interest due on such payments under Article 6.4) within the thirty (30) day period after receipt of written notice from YALE;

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(b)                                 commits a material breach of any other provision of this AGREEMENT which is not cured within the sixty (60) day period after receipt of written notice thereof from YALE;

(c)                                  fails to obtain or maintain adequate insurance as described in Article 14.2, unless LICENSEE shall restore such insurance (without a gap in coverage) within the thirty (30) day period after receipt of written notice from YALE;

(d)                                 if LICENSEE or any of its AFFILIATES brings a PATENT CHALLENGE against YALE, or materially assists others in bringing a PATENT CHALLENGE against YALE (except as required under a court order or subpoena), whereupon YALE may terminate this AGREEMENT upon written notice to LICENSEE; or

(e)                                  if a SUBLICENSEE brings a PATENT CHALLENGE or materially assists another party in bringing a PATENT CHALLENGE (except as required under a court order or subpoena), then YALE may send a written demand to LICENSEE to terminate such sublicense; if LICENSEE fails to so terminate such sublicense within thirty (30) days after YALE’s demand, YALE may terminate this AGREEMENT upon written notice to LICENSEE.

To the extent YALE has a right to terminate this AGREEMENT for a material uncured breach under Article 13.1(b), except in the case of any breach of a payment obligation, if the material uncured breach giving rise to such right to terminate is limited to specific product(s) or country(ies), YALE’s right to terminate this AGREEMENT shall be on a product-by-product and country-by-country basis, and apply to the relevant product(s) and country(ies); provided, that this clause shall not limit YALE’s right to terminate this AGREEMENT in its entirety, subject to Article 13.1(b), in the event of a material uncured breach relating to the LICENSED PRODUCTS, generally.

13.2.                     This AGREEMENT shall terminate automatically without any notice to LICENSEE in the event LICENSEE shall cease to carry on its business or becomes INSOLVENT, or a petition in bankruptcy is filed against LICENSEE and is consented to, acquiesced in or remains undismissed for sixty (60) days, or LICENSEE makes a general assignment for the benefit of creditors, or a receiver is appointed for LICENSEE.

13.3.                     LICENSEE shall have the right to terminate this AGREEMENT upon written notice to YALE:

(a)                                 at any time on six (6) months’ notice to YALE, provided LICENSEE is not in material breach and upon payment of all amounts due YALE through the effective date of termination; or

(b)                                 in the event YALE commits a material breach of any of the provisions of this AGREEMENT and such breach is not cured within the sixty (60) day period after receipt of written notice thereof from LICENSEE.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

13.4.                     Subject to Article 3.5, upon termination of this AGREEMENT (but not expiration), for any reason, all rights and licenses granted to LICENSEE under the terms of this AGREEMENT are terminated and YALE has the option, in its discretion, to terminate any sublicense granted by LICENSEE. Upon such termination, LICENSEE shall cease to make, have made, use, sell, have sold, distribute, practice, import or export LICENSED PRODUCTS. Within sixty (60) days of the effective date of termination LICENSEE shall:

(a)                                 destroy or return to YALE all materials relating to or containing the LICENSED PATENTS, LICENSED PRODUCTS or CONFIDENTIAL INFORMATION disclosed by YALE;

(b)                                 deliver to YALE the last report required under Article 4 or Article 9; and

(c)                                  make all payments to YALE incurred up to the effective date of termination.

13.5.                     Termination of this AGREEMENT shall not affect any rights or obligations accrued prior to the effective date of such termination and specifically LICENSEE’s obligation to pay all royalties and other payments due and owing under Article 5 and Article 6 as of the effective date of such termination. Notwithstanding anything contained herein to the contrary, the following provisions shall survive any termination: Article 2 (to the extent necessary to interpret surviving provisions hereof), Article 3.2, Article 3.7, Article 8, Article 9 (for the time periods provided therein), Article 11.2 (to the extent of any litigation initiated prior to such termination), Article 12, Article 13.4, this Article 13.5, Article 13.6, Article 13.8, Article 14, Article 15, Article 17 and Article 18. For the avoidance of doubt, the foregoing shall not limit Article 3.6 in the event of any expiration of the TERM of this AGREEMENT. The parties agree that claims giving rise to indemnification may arise after the expiration or termination of the LICENSE granted herein.

13.6.                     The rights provided in this Article 13 shall be in addition and without prejudice to any other rights, whether at law or in equity, which the parties may have with respect to any default or breach of the provisions of this AGREEMENT.

13.7.                     Waiver by either party of one or more defaults or breaches shall not deprive such party of the right to terminate because of any subsequent default or breach.

13.8.                     [***]

14.  INDEMNIFICATION; INSURANCE; DISCLAIMER OF WARRANTIES

14.1.                     LICENSEE shall indemnify, defend, and hold harmless YALE and its trustees, officers, students, volunteers and employees (collectively, “YALE INDEMNITEES”), from and against any claim, liability, cost, expense, damage, deficiency, loss, or obligation, of any kind or nature (including, without limitation, reasonable attorneys’ fees and other costs and expenses of defense) (collectively, “CLAIMS”), based upon, arising out of or

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

otherwise relating to this LICENSE, including, without limitation, any cause of action relating to product liability, or any theory of liability (including, without limitation, tort, warranty, or strict liability) or the death, personal injury, or illness of any person or out of damage to any property related in any way to the rights granted under this AGREEMENT; or resulting from the production, manufacture, sale, use, lease, or other disposition or consumption or advertisement of the LICENSED PRODUCTS by LICENSEE, its AFFILIATES, SUBLICENSEES or any other transferees; or in connection with any statement, representation or warranty of LICENSEE, its AFFILIATES, SUBLICENSEES or any other transferees with respect to the LICENSED PRODUCTS, except, in each case, to the extent such CLAIM arose out of or resulted from or is attributable to the gross negligence or wrongful intentional acts or omissions of YALE or its AFFILIATES, or their respective trustees, officers, students, volunteers or employees. In the event a YALE INDEMNITEE is seeking indemnification under this Article 14.1 for a third party CLAIM, YALE will inform LICENSEE of such CLAIM as soon as reasonably practicable after it receives notice of the CLAIM; provided, that the failure to give notice of a CLAIM will not relieve LICENSEE of its indemnification obligation under this AGREEMENT except to the extent that it is actually and materially prejudiced as a result of such failure to give notice. The YALE INDEMNITEE(S) will permit LICENSEE to assume direction and control of the defense of the third party CLAIM using counsel selected by LICENSEE and reasonably acceptable to YALE (such acceptance not to be unreasonably withheld, conditioned or delayed), and, at LICENSEE’s expense, will cooperate as reasonably requested in the defense of the CLAIM. The YALE INDEMNITEE will have the right to retain its own counsel at its own expense. LICENSEE shall not settle or compromise the CLAIM without the prior written consent of YALE, such consent not to be unreasonably withheld, conditioned or delayed. Without limiting the foregoing, YALE may withhold its consent to any settlement or compromise that would in any manner constitute or incorporate an admission by YALE or require YALE to take or refrain from taking any action.

14.2.                     LICENSEE shall purchase and maintain in effect and shall require its SUBLICENSEES to purchase and maintain in effect a policy of commercial, general liability insurance to protect YALE with respect to events described in Article 14.1. Such insurance shall:

(a)                                 list “YALE, its trustees, directors, officers, students, volunteers and employees” as additional insureds under the policy;

(b)                                 provide that such policy is primary and not excess or contributory with regard to other insurance YALE may have;

(c)                                  be endorsed to include product liability coverage in amounts no less than $1,000,000 per incident and $10,000,000 annual aggregate;

(d)                                 be endorsed to include contractual liability coverage for LICENSEE’s indemnification under Article 14.1; and

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(e)                                  by virtue of the minimum amount of insurance coverage required under Article 14.2(c), not be construed to create a limit of LICENSEE’s liability with respect to its indemnification under Article 14.1.

14.3.                     By signing this AGREEMENT, LICENSEE certifies that the requirements of Article 14.2 will be met on or before the earlier of (a) the date of FIRST SALE of any LICENSED PRODUCT or (b) the date any LICENSED PRODUCT is tested or used on or in humans, and will continue to be met thereafter. Upon YALE’s request, LICENSEE shall furnish a certificate of insurance and a copy of its current insurance policy to YALE. LICENSEE shall secure agreement from its insurer to give written notice to YALE prior to any cancellation of or material change to the policy.

14.4.                     YALE hereby represents, warrants and covenants to LICENSEE as of the EFFECTIVE DATE:

(i)                                     YALE has the right to grant to LICENSEE the rights and licenses under the LICENSED PATENTS and LICENSED INFORMATION that it purports to grant hereunder and has not granted any third party rights that would otherwise interfere or conflict with the rights granted by YALE to LICENSEE hereunder or under the SRA;

(ii)                                  it is not a party to any agreement or commitment that would prevent it from granting the rights granted or intended to be granted to LICENSEE under this AGREEMENT or the SRA or performing its obligations under this AGREEMENT or the SRA; and

(iii)                               without the prior approval of LICENSEE, YALE will not use or practice, in its conduct of the RESEARCH (as defined in the SRA), or in any other research or development of the LICENSED PRODUCTS or the INITIAL TARGETS by YALE (if any), any (A) patent right or, (B) to the best of YALE’s knowledge, know-how, in the case of (A) and (B), exclusively licensed by YALE to a third party, or with respect to which a third party has an option to obtain an exclusive license from YALE. For purposes of this Article 14.4(iii), (1) “YALE’s knowledge” means the knowledge of CHEN and the actual knowledge of YALE’s Office of Cooperative Research following reasonable investigation, and (2) “know-how” means inventions, biological materials, reagents, concepts, processes, information, data, know-how and the like, in any form.

Except as expressly stated in Article 14.4:

(a)                                 YALE MAKES NO, AND EXPRESSLY DISCLAIMS ALL, REPRESENTATIONS OR WARRANTIES THAT ANY CLAIMS OF THE LICENSED PATENTS, ISSUED OR PENDING, ARE VALID, OR THAT THE MANUFACTURE, USE, PRACTICE, SALE OR OTHER DISPOSAL OF THE LICENSED PRODUCTS DOES NOT OR WILL NOT INFRINGE UPON ANY PATENT OR OTHER RIGHTS NOT VESTED IN YALE.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(b)                                 YALE MAKES NO, AND EXPRESSLY DISCLAIMS ALL, REPRESENTATIONS AND WARRANTIES WHATSOEVER WITH RESPECT TO THE LICENSED PATENTS AND LICENSED PRODUCTS, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(c)                                  LICENSEE SHALL MAKE NO STATEMENTS, REPRESENTATION OR WARRANTIES WHATSOEVER TO ANY THIRD PARTIES THAT ARE INCONSISTENT WITH THE DISCLAIMERS BY YALE IN ARTICLE 14.4(a) AND (b).

(d)                                 IN NO EVENT SHALL EITHER PARTY, OR ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER SUCH PARTY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

(e)                                  IN NO EVENT SHALL YALE, OR ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES, BE LIABLE FOR DAMAGES IN EXCESS OF AMOUNTS YALE HAS RECEIVED FROM LICENSEE UNDER THIS LICENSE.

(f)                                   Notwithstanding anything to the contrary contained in this AGREEMENT or the SRA, in the event of a claim by LICENSEE against YALE for breach of contract by YALE, LICENSEE’s recourse against YALE in respect of any third party claim against LICENSEE resulting from such breach by YALE, shall (instead of the limitations set forth herein or in the SRA, including under Articles 14.4(d) and 14.4(e) hereof), be subject to the extent of applicable liability cap(s) under applicable YALE insurance policies providing coverage for YALE in the event of breach of contract claims (e.g., YALE’s then-applicable commercial, general liability insurance and any applicable umbrella policies, etc.) such that YALE does not experience an uninsured loss in respect thereof; provided, that if LICENSEE’s liability with respect to any such third party claim exceeds such YALE liability cap(s), LICENSEE may offset any such unrecovered excess against future payments to YALE under Articles 5.2, 6 or 7 of this AGREEMENT (i.e., reduce such payments by the amount of any such unrecovered excess not previously offset against payments to YALE). For the avoidance of doubt, in no event shall LICENSEE be permitted under this Article 14.4(f) to offset or reduce payments to YALE: (i) under Article 5.1 for the LMR; (ii) under this AGREEMENT or the SRA in respect of patent costs or expenses; or (iii) under the SRA in respect of RESEARCH (as defined in the SRA) performed by YALE thereunder. During the TERM, Yale shall maintain insurance providing coverage for YALE in the event of breach of contract claims against YALE with respect to

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

this AGREEMENT and the SRA consistent with YALE policies and standard practices applicable to YALE licensing and sponsored research arrangements, generally.

14.5.                     For the avoidance of doubt, except as expressly provided in this AGREEMENT or in the SRA, LICENSEE makes no representations or warranties, express or implied, with respect to any product. Further, the parties acknowledge and agree that nothing in this AGREEMENT, the PLAN or any report delivered hereunder shall be construed as a representation or warranty with respect to any estimate or projection of the research, development or sales of any product. Neither party makes any representation or warranty, either express or implied, that either party will be able to successfully research, develop, manufacture or commercialize any product, regarding the likelihood of success of any application for regulatory approval relating to any product or, if commercialized, that any particular sales of such product will be achieved.

15.  NOTICES

Any monetary payment, notice or other communication required by this AGREEMENT (a) shall be in writing, (b) may be (i) delivered personally, (ii) sent by reputable overnight courier, postage prepaid, with written verification of receipt, (iii) sent by registered or certified first class United States Mail, postage prepaid, return receipt requested, or (iv) delivered by confirmed facsimile or e-mail transmission (provided any notice of breach, default, or termination shall be followed immediately by an additional notice pursuant to clause (i) or (ii) above), (c) shall be sent to the following addresses or to such other address or facsimile number as such party shall designate by written notice to the other party, and (d) shall be effective upon receipt (or in the case of facsimile or email transmission, upon confirmed receipt during normal business hours of the recipient, or on the following business day):

FOR YALE:	FOR LICENSEE:

Managing Director	Chief Executive Officer
Yale University	NextCure, Inc.
Office of Cooperative Research	[***]
433 Temple Street
New Haven, CT 06511	E-mail: [***]
E-mail: [***]

16.  INVENTOR AGREEMENTS

If LICENSEE and CHEN enter (or have entered) into an INVENTOR AGREEMENT while CHEN is MEANINGFULLY INVOLVED with YALE, LICENSEE shall so notify YALE in writing within thirty (30) days. The LICENSEE acknowledges that as of the EFFECTIVE DATE: (i) CHEN is a faculty member of YALE; (ii) CHEN is subject to certain policies of YALE, as such policies may be revised from time to time, including policies concerning consulting, conflicts of interest, and

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

intellectual property (“YALE POLICIES”); and (iii) to the extent any provision of the INVENTOR AGREEMENT conflicts with YALE POLICIES, or imposes obligations or responsibilities compliance with which would require CHEN to act in violation of YALE POLICIES, to the extent of any such conflict with applicable YALE POLICIES, such provision shall be void. Upon reasonable request by LICENSEE, YALE shall notify LICENSEE of applicable YALE POLICIES and any material changes thereto. CHEN is a third party beneficiary of this paragraph.

17.  LAWS, FORUM; DISPUTE RESOLUTION

17.1.                     Any matter arising out of or related to this AGREEMENT shall be governed by and in accordance with the substantive laws of the State of New York, without regard to any conflict of law principle that would result in the application of the law of any other jurisdiction, except where the federal laws of the United States are applicable and have precedence. Except as provided in Article 17.2, any dispute arising out of or related to this AGREEMENT shall be brought exclusively in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County, and the parties hereby irrevocably submit to the jurisdiction of such courts.

17.2.                     Notwithstanding anything else herein to the contrary, in the event of a dispute between the parties relating to the calculation or payment of SUBLICENSE INCOME, including the valuation of any equity or other consideration and the portion of any consideration reasonably allocable to the LICENSED PATENTS and LICENSED INFORMATION, the matter shall be resolved pursuant to this Article 17.2.

(a)                                 The parties shall use all reasonable efforts to resolve any such dispute by good faith negotiation and discussion. In the event that the parties are unable to resolve any such dispute within ten (10) business days, either party may submit the dispute to the EXECUTIVE OFFICERS for resolution by written notice to the other party specifying the nature of the dispute and providing sufficient information to permit adequate consideration by the EXECUTIVE OFFICERS.

(b)                                 The EXECUTIVE OFFICERS shall diligently and in good faith attempt to resolve the referred dispute within ten (10) business days following delivery of such written notification to the recipient. In the event the EXECUTIVE OFFICERS are unable to resolve the dispute within such ten (10) business day period, or such longer period as may be agreed in writing between the EXECUTIVE OFFICERS, the dispute shall be resolved in accordance with Article 17.2(c).

(c)                                  Any dispute subject to resolution under this Article 17.2(c) shall be resolved by binding appraisal of an independent appraiser who shall be an independent expert in the pharmaceutical or biotechnology industry mutually acceptable to the parties. The parties shall use their reasonable best efforts to mutually agree upon

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one (1) appraiser; provided, that if the parties have not done so within ten (10) business days after initiation of the appraisal process under this Article 17.2(c), or such longer period of time as the parties may agree in writing, then such appraiser shall be an independent expert as described in the preceding sentence selected by the New York office of the American Arbitration Association. Such appraisal process shall be limited to determining the amount or percentage of SUBLICENSE INCOME payable to YALE. In connection therewith, each party shall submit to the appraiser in writing its position on and desired resolution of such dispute. Such submission shall be made within ten (10) business days of the selection or appointment of the appraiser, and the appraiser shall rule on the matter within ten (10) business days of receipt of the written submissions by both parties. The appraiser shall select one of the parties’ positions as his or her decision, and shall not have authority to render any substantive decision other than to so select the position of either party. Except as provided in the preceding sentence, such appraisal process shall be conducted in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association. The appraiser’s ruling shall be final and binding upon the parties, and shall be the sole and exclusive remedy of the parties with respect to the subject matter of the dispute. The parties hereby expressly agree to waive the right to appeal from the decision of the appraiser, and there shall be no appeal to any court or other authority (government or private) from the decision of the appraiser. Judgment on the award rendered by the appraiser may be enforced in any court having competent jurisdiction, subject only to it being vacated on grounds of fraud or clear bias on the part of the appraiser, as demonstrated by clear and convincing evidence. The costs of any appraisal process conducted pursuant to this Article 17.2(c) (not including legal fees of the parties) shall be borne equally by the parties. The parties shall use diligent efforts to cause the completion of any such appraisal process within sixty (60) days following the initiation thereof.

17.3.                     LICENSEE shall comply, and shall cause its AFFILIATES and SUBLICENSEES to comply, with all foreign and United States federal, state, and local laws, regulations, rules and orders applicable to the testing, production, transportation, packaging, labeling, export, practice, sale and use of the LICENSED PRODUCTS. In particular, LICENSEE shall be responsible for assuring compliance with all United States export laws and regulations applicable to this LICENSE and LICENSEE’s activities under this AGREEMENT.

18.  MISCELLANEOUS

18.2                        This AGREEMENT shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

18.3                        This AGREEMENT, together with the SRA (including any material transfer agreement entered into thereunder) and VISITING SCIENTIST AGREEMENT, constitute the entire agreement of the parties relating to the LICENSED PATENTS and LICENSED

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PRODUCTS, and all prior representations, agreements and understandings, written or oral, are merged into it and are superseded thereby.

18.4                        The provisions of this AGREEMENT shall be deemed separable. If any part of this AGREEMENT is rendered void, invalid, or unenforceable by a court of competent jurisdiction, such determination shall not affect the validity or enforceability of the remainder of this AGREEMENT unless the part or parts which are void, invalid or unenforceable shall substantially impair the value of the entire AGREEMENT as to either party, in which case the parties shall negotiate in good faith and reasonably agree upon a valid and enforceable provision which shall be a reasonable substitute for such part or parts in light of the intent of this AGREEMENT.

18.5                        Article, Section and paragraph headings are inserted for convenience of reference only and do not form a part of this AGREEMENT.

18.6                        Except as expressly provided with respect to CHEN in Article 16, no person not a party to this AGREEMENT, including any employee of any party to this AGREEMENT, shall have or acquire any rights by reason of this AGREEMENT. Nothing contained in this AGREEMENT shall be deemed to constitute the parties partners or joint venturers with each other or any third party, and neither party shall be deemed the agent of the other.

18.7                        This AGREEMENT may not be amended or modified except by written agreement executed by each of the parties. Except as provided in Article 5.4, this AGREEMENT shall not be assigned by YALE without the prior written consent of LICENSEE (not to be unreasonably withheld, conditioned or delayed). This AGREEMENT is personal to LICENSEE and shall not be assigned by LICENSEE without the prior written consent of YALE (not to be unreasonably withheld, conditioned or delayed); provided, that LICENSEE may assign this AGREEMENT, in whole or in part, without YALE’s prior written consent to any AFFILIATE of LICENSEE or to any acquirer of LICENSEE or all or substantially all of the business of LICENSEE to which this AGREEMENT relates. LICENSEE shall notify YALE of any assignment under this Article 18.6 within thirty (30) days thereof. Any attempted assignment in contravention of this Article 18.7 shall be null and void and shall constitute a material breach of this AGREEMENT.

18.8                        LICENSEE, or any SUBLICENSEE or assignee, will not create, assume or permit to exist any lien, pledge, security interest or other similar encumbrance on this AGREEMENT or any sublicense, and any attempt to create, assume or permit such an encumbrance shall be void.

18.9                        The failure of any party hereto to enforce at any time, or for any period of time, any provision of this AGREEMENT shall not be construed as a waiver of either such provision or of the right of such party thereafter to enforce each and every provision of this AGREEMENT.

18.10                 Notwithstanding anything contained herein to the contrary, LICENSEE shall not be liable for failure of or delay in performing obligations set forth in this AGREEMENT, and shall

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not be deemed in breach of its obligations, and no right of termination shall arise, if such failure or delay is due to any occurrence beyond the reasonable control of LICENSEE, its AFFILIATES or SUBLICENSEES that (a) prevents or substantially interferes with the performance by LICENSEE of any of its obligations hereunder and (b) occurs by reason of any act of God, flood, fire, explosion, earthquake, storm or like catastrophe, strike, lockout, labor dispute, casualty or accident, war (whether or not declared), revolution, civil commotion, act of terrorism, blockage or embargo, epidemic, failure or default of public utilities or common carriers, failure of plant or machinery (provided that such failure would not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances), or any injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or of any subdivision, authority or representative of any such government (a “FORCE MAJEURE”). In event of a FORCE MAJEURE, LICENSEE shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder. If a FORCE MAJEURE persists for more than ninety (90) days, then the parties will discuss in good faith a modification of the parties’ obligations under this AGREEMENT in order to mitigate the delays caused by such FORCE MAJEURE, but, at YALE’s discretion and upon written notice to LICENSEE, such FORCE MAJEURE shall no longer be deemed to excuse LICENSEE’s performance hereunder. For clarity, the duration of any FORCE MAJEURE prior to LICENSEE’s receipt of such notice shall not count toward any termination notice or cure period otherwise provided under this AGREEMENT.

18.11                 The parties agree and acknowledge that each party and its counsel reviewed and negotiated the terms and provisions of this AGREEMENT and have contributed to its revision and, therefore, no rule of construction to the effect that any ambiguities are resolved against the drafting party shall be employed in the interpretation of this AGREEMENT. In addition, unless the context otherwise requires, wherever used in this AGREEMENT: (a) the singular shall include the plural, and the plural the singular; (b) the use of any gender shall be applicable to all genders; (c) the word “notice” shall require notice in writing (whether or not specifically stated); (d) the words “will” and “shall” have the same meaning and effect; (e) the word “including” and words of similar import are used without limitation and shall mean “including without limitation;” (f) references to “this AGREEMENT” are to this entire AGREEMENT, including any Schedules, Exhibits, Annexes or Appendices attached hereto; (g) the words “hereof,” “hereto” and words of similar import refer to this entire AGREEMENT; (h) the words “day,” “year” and “quarter” shall refer to calendar days, years and quarters, respectively, unless otherwise specified; and (i) “business day” shall refer to any day other than a Saturday or Sunday or a day on which banks in New York, New York are authorized or required by law to close, or on which YALE’s business offices are closed.

18.12                 This AGREEMENT may be executed in any number of counterparts and any party may execute any such counterpart, each of which when executed and delivered by facsimile or by electronic scanned copy (including .pdf) exchanged by electronic transmission, shall

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be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this License Agreement to be executed by their duly authorized representatives as of the EFFECTIVE DATE.

YALE UNIVERSITY		NEXTCURE, INC.

By:	/s/ E. Jonathan Soderstrom	By:	/s/ Michael Richman
Name:	E. Jonathan Soderstrom, Ph.D.	Name:	Michael Richman
Title:	Managing Director Office of Cooperative Research	Title:	President and CEO

[NextCure — Signature Page to License Agreement]

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Appendix A

LICENSED PATENTS

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Appendix B

PLAN

PLAN to be provided by LICENSEE [***].

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Appendix C

EXCLUDED TARGETS

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